Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Steelcase Inc.
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 19, 2007, relating to the consolidated financial statements, the effectiveness of Steelcase Inc.’s internal control over financial reporting, and schedules of Steelcase Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended February 23, 2007.
/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Grand Rapids, Michigan
October 5, 2007